    As filed with the Securities and Exchange Commission on January 15, 2002
                                                     REGISTRATION NO. 333-51906

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                                      06-1047163
(State or other jurisdiction of incorporation)             (I.R.S. Employer
                                                           Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                                ----------------

                           1990 EQUITY INCENTIVE PLAN
                           2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                                ----------------

         The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-51906) filed with the Securities and Exchange Commission on December 15, 2000 to reflect the merger of the Registrant's 1990 Equity Incentive Plan (the "1990 Plan") with and into the Registrant's 2001 Equity Incentive Plan (the "2001 Plan"). 175,000 shares of Genzyme Surgical Products Division common stock ("Surgical Products Stock"), which now represent 106,050 shares of Genzyme Biosurgery Division common stock ("Biosurgery Stock") following the exchange of each share of Surgical Products Stock for 0.3352 share of Biosurgery Stock in December 2000, that were previously registered on the Registrant's Registration Statement on Form S-8 (File No. 333-51906) have not been issued under the 1990 Plan and are being carried forward to the 2001 Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of January 15, 2002.

                                            GENZYME CORPORATION

                                            By: /s/ Peter Wirth
                                                -------------------------------
                                                Peter Wirth
                                                Executive Vice President and
                                                Chief Legal Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
             *                                      Principal Executive Officer            January 15, 2002
------------------------------------------          and Director
Henri A. Termeer

/s/ Michael S. Wyzga                                Principal Financial and                January 15, 2002
------------------------------------------          Accounting Officer
Michael S. Wyzga

             *                                      Director                               January 15, 2002
------------------------------------------
Constantine E. Anagnostopoulos

             *                                      Director                               January 15, 2002
------------------------------------------
Douglas A. Berthiaume

             *                                      Director                               January 15, 2002
------------------------------------------
Henry E. Blair

             *                                      Director                               January 15, 2002
------------------------------------------
Robert J. Carpenter

             *                                      Director                               January 15, 2002
------------------------------------------
Charles L. Cooney


             *                                      Director                               January 15, 2002
------------------------------------------
Victor J. Dzau

------------------------------------------
Connie Mack III                                     Director

*By: /s/ Peter Wirth
     -------------------------------------
     Attorney In Fact